UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

GROUPON, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-35335 (Commission File Number)	27-0903295 (I.R.S. Employer Identification No.)

600 West Chicago Avenue, Suite 400 Chicago, Illinois (Address of principal executive offices)	60654 (Zip Code)

312-334-1579
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On September 28, 2018, Groupon, Inc. (the “Company”) and International Business Machines Corporation (“IBM”) entered into settlement and license agreements fully resolving the pending patent litigation and related proceedings between the Company and IBM. The settlement terms provide, among other terms, for the payment by the Company of $57.5 million to IBM, a cross-license to the parties’ respective patent portfolios, mutual releases of claims and the dismissal with prejudice of all pending litigation between the parties. In addition, IBM will consider making available to its employees certain of the Company’s products.
In connection with the settlement, as previously disclosed, on July 27, 2018, a jury in the patent litigation pending in the United States District Court for the District of Delaware returned a verdict finding the Company willfully infringed certain IBM patents and awarded damages of $82.5 million to IBM. The Company previously recorded charges to fully accrue for the potential liability relating to this judgment. The parties have asked the court to vacate that judgment in connection with the settlement.
The press release announcing the settlement is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:
	Exhibit No.	Description
	99.1	Press release issued on October 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROUPON, INC.

Dated: October 1, 2018	By:	/s/ Michael Randolfi
	Name:	Michael Randolfi
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release issued on October 1, 2018